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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated September 13, 1999, except for Note 10, for which it is October 29, 1999 relating to the financial statements and financial statement schedules of Foglight Software, Inc. as of December 31, 1998 and for the period from November 10, 1997 (date of inception) to December 31, 1998, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California

March 2, 2000